Exhibit 5.1

Taft/

Taft Stettinius & Hollister LLP

425 Walnut Street, Suite 1800 / Cincinnati, OH  45202-3957 / Tel: 513.381.2838 / Fax: 513.381.0205 / www.taftlaw.com

Cincinnati / Cleveland / Columbus / Dayton / Indianapolis / Northern Kentucky / Phoenix / Beijing

July 11, 2013

Duke Energy Indiana, Inc.

1000 East Main Street

Plainfield, Indiana 46168

Ladies and Gentlemen:

We have acted as counsel to Duke Energy Indiana, Inc., an Indiana corporation (the “Company”), in connection with the public offering of (i) $150,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, Series VVV, Floating Rate, Due July 11, 2016 (the “2016 Bonds”) and (ii) $350,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, Series WWW, 4.90%, Due July 15, 2043 (the “2043 Bonds” and together with the 2016 Bonds, the “Bonds”), issuable pursuant to an Indenture of Mortgage or Deed of Trust, dated September 1, 1939 (the “Original Indenture”), between the Company and Deutsche Bank National Trust Company, as Trustee (the “Trustee”), as amended and supplemented from time to time, including by the Sixty-Sixth Supplemental Indenture, dated as of July 11, 2013 (the “Supplemental Indenture”) (the Original Indenture, as so amended and supplemented, being hereinafter called the “First Mortgage Indenture”). On July 8, 2013, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Bonds.

In connection with the rendering of this opinion, we have examined and relied, as to factual matters, upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, statements of public officials and Company officers and directors, and such other instruments, and have made such investigations of law, as we have deemed necessary or appropriate for purposes of this opinion, including, without limitation, the following documents:

(a)                                 the registration statement on Form S-3 (File No. 333-169633-02) of the Company filed on September 29, 2010, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), allowing for delayed offerings pursuant to Rule 415 under the 1933 Act, the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the rules and regulations under the 1933 Act (the “1933 Act Regulations”) and the information incorporated or deemed to be incorporated by reference in such registration statement pursuant to Item 12 of Form S-3 under the 1933 Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the prospectus, dated September 29, 2010, including the information incorporated or deemed to be incorporated by reference therein (the “Base Prospectus”), which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(c)                                  the preliminary prospectus supplement, dated July 8, 2013, including the information incorporated or deemed to be incorporated by reference therein (the “Preliminary Prospectus Supplement”), relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(d)                                 the prospectus supplement, dated July 8, 2013 (the “Prospectus Supplement”), relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (the Prospectus Supplement, together with the Base Prospectus, are collectively referred to herein as the “Prospectus”);

(e)                                  the Issuer Free Writing Prospectus issued at or prior to the Applicable Time, attached as Schedule C to the Underwriting Agreement and filed with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations and Section 5(e) of the Underwriting Agreement (the Base Prospectus, the Preliminary Prospectus and the Free Writing Prospectus are collectively referred to herein as the “Pricing Disclosure Package”);

(f)                                   an executed copy of the Underwriting Agreement;

(g)                                  an executed copy of the First Mortgage Indenture;

(h)                                 an executed copy of the Supplemental Indenture;

(i)                                     specimens of the Bonds;

(j)                                    the Amended Articles of Consolidation of the Company, effective October 1, 2006;

(k)                                 the By-Laws of the Company, as amended on July 23, 2003;

(l)                                     the Action by Written Consent of the Board of Directors of the Company, effective September 22, 2010, relating to the preparation and filing with the Commission of the Registration Statement and the issuance of the Company’s securities (the “Board Consent”), and the Written Consent of the Assistant Treasurer of the Company, effective July 8, 2013, establishing the terms of the Bonds pursuant to authority granted in the Board Consent;

(m)                             the Order entered on April 3, 2013 by the Indiana Utility Regulatory Commission in Cause No. 44266 wherein, among other things, the Company secured the necessary authorizations and approvals of said Commission in respect of the issuance of the Bonds;

(n)                                 a Certificate of Assistant Corporate Secretary of the Company, dated July 11, 2013, with respect to signatures and incumbency of officers of the Company, and other corporate matters; and

(o)                                 an Officers’ Certificate of the Company, dated July 11, 2013, pursuant to Section 6(i) of the Underwriting Agreement.

We have discussed with representatives of the Company such questions of fact as we have deemed necessary or appropriate for the purpose of this opinion, and have relied upon certificates of officers of the Company with respect to the accuracy of such factual matters as well as the factual matters contained in the representations and warranties of the Company that are contained in the Underwriting Agreement.

For purposes of this opinion, we have assumed, other than as to the Company, (i) the due authorization, execution and delivery of each of the Underwriting Agreement and the First Mortgage Indenture and (ii) that each of the Underwriting Agreement and the First Mortgage Indenture constitutes the legal, valid and binding obligation of all respective parties to each of the Underwriting Agreement and the First Mortgage Indenture under applicable law, enforceable against all such parties in accordance with its terms. Further, we have assumed the authenticity of all documents submitted to us as originals, the legal capacity of all parties signing such documents, the genuineness of the signatures on such documents, and the conformity to original documents of all photostatic copies of such documents submitted to us.

The opinions expressed herein are limited to the laws (excluding principles of conflicts of law) of the State of Indiana and the laws of the United States of America. In rendering such opinions, we have made such examination of Indiana law and federal laws as we have deemed relevant for the purposes hereof, but we have not made an independent review of the laws of any jurisdiction other than the State of Indiana and the United States of America. Accordingly, we express no opinions as to the laws of any jurisdiction other than the State of Indiana and the laws of the United States of America.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Bonds have been duly authorized and, when executed and authenticated in accordance with the provisions of the First Mortgage Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the First Mortgage Indenture and enforceable against the Company in accordance with their terms.

The above opinion with regard to the enforceability of the Bonds is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

This opinion is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K filed by the Company in connection with the issuance and sale of the Bonds and its incorporation by reference into the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the 1933 Act Regulations.

Very truly yours,

/s/ TAFT STETTINIUS & HOLLISTER LLP